RESCISSION AND MUTUAL RELEASE AGREEMENT

Dated as of December 26, 2017

This Rescission and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and between (i) Eight Dragons Company, a Nevada corporation (“EDRG”) and (ii) Una Taylor (“Taylor”). Each of EDRG and Taylor may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, EDRG and the Taylor are parties to certain prior transactions pursuant to which Taylor acquired or otherwise received 9,710,295 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “EDGR Shares”), which transactions (collectively, the “Transaction”) has closed in accordance with the terms thereof;

WHEREAS, the Parties now desire to unwind and rescind the Transaction on the terms set forth below;

WHEREAS, Taylor desires to return and EDRG desires to take back all of the EDGR Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Rescission of the Transaction.

(a)	Transaction Void. Each of the Parties hereto do hereby covenant and agree that, as at the “Closing” (hereinafter defined), the Transaction and all transactions related thereto, and any agreements or documents related thereto, Parties be, and the same hereby is, terminated, cancelled and rescinded ab initio, and shall be of no further force or effect, as a result of which the Transaction shall be deemed not to have occurred (the “Rescission”).

(b)	Tax Treatment. The Rescission is intended to constitute a rescission within the meaning of Internal Revenue Service (“IRS”) Revenue Ruling 80-58, and the Parties agree to report the Rescission consistently therewith as required under applicable IRS rules and regulations.

(c)	Cooperation on Tax Matters. Each of the Parties agree to furnish or cause to be furnished to each other upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to this Agreement as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

2. Closing and Post-Closing.

(a)	The closing of the transactions contemplated herein (the “Closing”) shall occur on the Effective Date.

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(b)	To effect the transfer of the EDRG Shares back to EDRG, at the Closing, Taylor shall deliver to EDRG the stock certificates representing the EDRG Shares, together with a completed stock power, medallion guaranteed, in the form attached hereto as Exhibit A.

(c)	At and following the Closing, each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

3. Representations and Warranties of EDRG. EDRG represents and warrants to Taylor as follows:

(a)	Authorization. All actions on the part of EDRG and its nominees, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of EDRG hereunder has been taken. Assuming this Agreement constitutes a valid and legally binding obligation of Taylor, this Agreement constitutes a valid and legally binding obligation of EDRG, enforceable against EDRG in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(b)	Information and Statements. No representation or warranty made by or on behalf of EDRG with respect to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

(c)	Right and Title. EDRG has all right, title and interest in and to the Taylor Shares, the Taylor Shares are owned by EDRG free and clear of all liens and encumbrances, and upon receipt of such Taylor Shares, Taylor will have all right, title and interest in and to the Taylor Shares.

(d)	No Violations. Neither the execution and delivery of this Agreement nor the consummation and performance of any of the transactions contemplated hereby or thereby by EDRG will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over EDRG. EDRG is free to enter into this Agreement and, in so doing, EDRG will not violate any other agreement to which EDRG is a party.

4. Representations and Warranties of Taylor.

(a)	Authorization. All actions on the part of Taylor and its nominees necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Taylor hereunder has been taken. Assuming this Agreement constitutes a valid and legally binding obligation of EDRG, this Agreement constitutes a valid and legally binding obligation of Taylor, enforceable against Taylor in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(b)	Information and Statements. No representation or warranty made by or on behalf of Taylor with respect to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

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(c)	Right and Title. Taylor has all right, title and interest in and to the EDRG Shares, the EDRG Shares are owned by Taylor free and clear of all liens and encumbrances, and upon receipt of such EDRG Shares, EDRG will have all right, title and interest in and to the EDRG Shares.

(d)	No Violations. Neither the execution and delivery of this Agreement nor the consummation and performance of any of the transactions contemplated hereby or thereby by Taylor will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over Taylor. Taylor is free to enter into this Agreement and, in so doing, Taylor will not violate any other agreement to which Taylor is a party.

5. Release of Claims.

(a)	Effective as of the Effective Date, EDRG, for itself and its Affiliates (as hereinafter defined), and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “EDRG Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Taylor and her Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Taylor Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any EDRG Party may have now or may have in the future, against any of the Taylor Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the Transaction, but excluding, for greater certainty, the obligations of Taylor hereunder (collectively, the “EDRG Released Claims”). EDRG represents and warrants that no EDRG Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all EDRG Released Claims released herein are owned by EDRG, which has the sole authority to release them. EDRG agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any EDRG Released Claim which is released and discharged herein. For purposes hereof, an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party.

(b)	Effective as of the Effective Date, Taylor, for itself and the other Taylor Parties, hereby irrevocably, unconditionally and forever releases, discharges and remises each EDRG Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Taylor Party may have now or may have in the future, against any of the EDRG Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the Transaction, but excluding, for greater certainty, the obligations of EDRG hereunder (collectively, the “Taylor Released Claims”). Taylor represents and warrants that no Taylor Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Taylor Released Claims released herein are owned by Taylor, which has the sole authority to release them. Taylor agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Taylor Released Claim which is released and discharged herein.

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6. Covenant Not to File a Claim and Indemnification.

(a)	Each of EDRG Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Taylor Party related to EDRG Released Claims, and further agrees to indemnify and save harmless such Taylor Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such EDRG Party against any Taylor Party in violation of the terms and conditions of this Agreement. In the event that any EDRG Party brings a suit against any Taylor Party in violation of this covenant, EDRG agrees to pay any and all costs of the Taylor Parties, including attorneys’ fees, incurred by such Taylor Parties in challenging such action. Any Taylor Party is an intended third-party beneficiary of this Agreement.

(b)	Each of the Taylor Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any EDRG Party related to the Taylor Released Claims, and further agrees to indemnify and save harmless such EDRG Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Taylor Party against any EDRG Party in violation of the terms and conditions of this Agreement. In the event that any Taylor Party brings a suit against any EDRG Party in violation of this covenant, Taylor agrees to pay any and all costs of EDRG Parties, including attorneys’ fees, incurred by such EDRG Parties in challenging such action. Any EDRG Party is an intended third-party beneficiary of this Agreement.

7. Affirmations.

(a)	Each EDRG Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Taylor Party in any forum or form and should any such charge or action be filed by any EDRG Party or by any other person or entity on any EDRG Party’s behalf involving matters covered by Section 5(a), EDRG agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such EDRG Party might otherwise have had are now settled.

(b)	Each Taylor Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any EDRG Party in any forum or form and should any such charge or action be filed by any Taylor Party or by any other person or entity on any Taylor Party’s behalf involving matters covered by Section 5(b), Taylor agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Taylor party might otherwise have had are now settled.

(c)	This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

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8.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this Section 8). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section 8.

If to EDRG:

Eight Dragons Company

Attn: Una Taylor

100 SE 2nd Street, Suite 2000

Miami, FL 33131

Email: una.taylor@8drg.com

With a copy, which shall not constitute notice, to:

John Cacomanolis

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL. 33401

Email: jcacomanolis@legalandcompliance.com

If to Taylor:

Una Taylor

100 SE 2nd Street, Suite 2000

Miami, FL 33131

Email: una.taylor@8drg.com

9.	Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of Florida without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

10.	WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

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11.	Remedies. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

12.	Non-admission of Wrongdoing. The Parties agree neither this Agreement nor the furnishing of the consideration for same shall be deemed or construed at any time for any purpose as an admission by any Party of any liability or unlawful conduct of any kind.

13.	Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

14.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

15.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

16.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

17.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consent shall be void.

18.	No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

19.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

20.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

Eight Dragons Company

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer

Una Taylor

By:	/s/ Una Taylor
Name:	Una Taylor

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Exhibit A

IRREVOCABLE STOCK POWER

for shares of

EIGHT DRAGONS COMPANY

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Una Taylor (“Seller”) hereby assigns, transfers, and conveys to Eight Dragons Company, a Nevada corporation (the “Company”), all of Seller’s right, title, and interest in and to (i) 9,710,295 shares of common stock, par value US$0.0001 per share, of the Company, represented by Certificate No. __________________ and (ii) 1,000,000 shares of preferred stock, par value US$0.0001 per share, of the Company, represented by Certificate No. __________________; and hereby irrevocably appoints each of the Secretary and the Chief Executive Officer of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: December 26, 2017

Una Taylor

By:
Name:	Una Taylor

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